Execution Copy

First Amendment To Credit Agreement

This First Amendment To Credit Agreement (this “Amendment”) is entered into as of August 9, 2010, by and between Lifecore Biomedical, LLC, a Minnesota limited liability company (“Borrower”), and Wells Fargo Bank, National Association (“Bank”).

Recitals

Whereas, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement, dated and made as of April 30, 2010, by and between Borrower and Bank (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”).

Whereas, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect such changes.

Now, Therefore, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.           Definitions.  Each capitalized term used and not otherwise defined herein has the meaning ascribed thereto in the Credit Agreement.

2.           Amendments to Credit Agreement.  Subject to Section 5 hereof, the Credit Agreement is hereby as follows:

(a)         Section 1.1 of the Credit Agreement is hereby amended by amending and restating in their entirety each of the following definitions as follows:

“Net Income” means fiscal year-to-date after-tax net income from continuing operations of the Companies, as determined in accordance with GAAP; provided, however, that any amounts deducted in arriving at Borrower’s Net Income shall be determined exclusive of (i) non-recurring fees and expenses incurred in connection with the Acquisition in an aggregate amount not to exceed $2,537,000, (ii) expenses incurred during the month ended April 30, 2010 relating to a one-time reserve for Accounts and Inventory in an amount not to exceed $600,000 in the aggregate in connection with Borrower’s contract with a customer previously disclosed to the Bank, (iii) expenses incurred during the two months ended April 30, 2010 relating to a one-time reserve for Inventory in an amount not to exceed $200,000 in the aggregate, and (iv) expenses related to the one-time adjustment to Inventory in an aggregate amount not to exceed $1,500,000 as required by GAAP in connection with the Acquisition and the Warburg Acquisition.

“Quick Ratio” means, as of the last day of each fiscal quarter of Borrower, the ratio of (i) the aggregate of unrestricted cash, unrestricted marketable securities and receivables convertible into cash of the Companies as of the last day of such fiscal quarter to (b) the aggregate of total current liabilities and, without duplication, Contingent Purchase Price Payments payable of the Companies as of the last day of the same fiscal quarter.

(b)         Section 1.1 of the Credit Agreement is hereby amended by adding each of the following definitions thereto in such as manner as to retain proper alphabetic order of the terms defined therein:

“Code” means the IRC, as defined herein.

“Warburg Acquisition” means the acquisition, prior to the Closing Date, by Seller of all the issuing and outstanding equity interests of Holdings.

(c)         Section 6.3(a)(i) of the Credit Agreement is hereby amended by amending and restating in its entirety the last paragraph thereof as follows:

For purposes of this Section 6.3(a)(i) Net Income After Taxes shall be determined for all fiscal periods ending on or before April 30, 2010, as reported in Borrower’s audited financial statements for such periods (i.e., since for such periods Borrower was a “disregarded entity” for tax purposes, as if Borrower was a C-Corporation under the IRC), and for all fiscal periods ending after April 30, 2010, to the extent that Borrower is treated as a pass through entity for tax purposes, by calculating Net Income before taxes for the four fiscal quarters then ended minus dividends and other distributions paid during the same four fiscal quarters to each of Holdings and any other member of the Borrower in connection with its federal income tax liability (and, if applicable, state income tax liability) attributable to its share of Borrower’s taxable income (determined in accordance with the IRC) (including estimated tax payments determined in good faith by Borrower which are required to be made by its members with respect thereto).

(d)         Section 6.3(a)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(iii)Fixed Charge Coverage Ratio.  As of the last day of each fiscal quarter of Borrower ending during the relevant period set forth below (commencing with the fiscal quarter ending November 30, 2010), Borrower, together with the other Companies, will maintain a Fixed Charge Coverage Ratio of not less than the corresponding ratio set forth opposite such period:

Period(s) Ending	Fixed Charge Coverage Ratio shall not be less than:
Fiscal quarters ending November 30, 2010 through and including May 31, 2011	1.20 to 1.0
August 31, 2011	1.30 to 1.0
November 30, 2011	1.40 to 1.0
February 29, 2012 and each fiscal quarter ending thereafter	1.50 to 1.0

(e)         “Exhibit B-1” to the Credit Agreement is hereby deleted in its entirety and Exhibit A attached hereto is substituted therefor and shall be deemed for all purposes the “Exhibit B-1” referred to in the Credit Agreement.

(f)         “Exhibit B-2” to the Credit Agreement is hereby deleted in its entirety and Exhibit B attached hereto is substituted therefor and shall be deemed for all purposes the “Exhibit B-2” referred to in the Credit Agreement.

(g)         All references in the Credit Agreement and other Loan Documents to the term “Note” shall be deemed to mean and refer to the Note as supplemented by the Addendum to Promissory Note (Swap Agreement Adjustments) executed in connection with this amendment, a form of which is attached hereto as Exhibit C and incorporated herein by this reference.

3.          Survival of Terms; Interpretation.  Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification.  This Amendment and the Credit Agreement shall be read together, as one document.  The Recitals hereto, including the terms defined therein, are incorporated herein by this reference and acknowledged by Borrower to be true, correct and accurate.

4.          Representations, Warranties and Covenants.  Borrower remakes all representations and warranties contained in the Credit Agreement (except to the extent that such representations and warranties relate solely to an earlier date, in which case Borrower confirms that such representations and warranties were correct as of the date made) and reaffirm all covenants set forth therein.  Borrower further certifies that as of the date of this Amendment there exists no Default or Event of Default, in each case, as defined in the Credit Agreement.

5.          Effective Date.  This Amendment will become effective as of the date first set forth above (the “Effective Date”), provided that all of the following conditions precedent have been satisfied on or before August 13, 2010:

(a)         Bank shall have received a duly executed original (or, if elected by Bank, an executed facsimile copy, to be followed promptly by delivery of an executed original) of each of the following, duly executed by each party thereto and in form and substance satisfactory to Bank:

(i)          this Amendment;

(ii)         the General Consent and Reaffirmation attached hereto;

(iii)        the Addendum to Promissory Note attached hereto as Exhibit C; and

(iv)        Such other documents as Bank may require under any other Section of this Amendment.

(b)         All of the representations and warranties contained herein (or incorporated herein by reference) are true and correct as of the Effective Date.

(c)         All legal matters incidental hereto shall be reasonably satisfactory to Bank’s counsel.

6.          Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

7.          Severability.  If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement.

8.          Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of California.

9.          Non-Impairment.  Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in the Loan Documents or affect or impair any rights, powers, or remedies of Bank, it being the intent of the parties hereto that the provisions of the Loan Documents shall continue in full force and effect except as expressly modified hereby.

[Signatures on Next Page]

In Witness Whereof, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

Lifecore Biomedical, LLC, a Minnesota limited liability company		Wells Fargo Bank, National Association

By:	/s/ Dennis J. Allingham	By:	/s/ Tim Palmer
	Dennis J. Allingham	Name:	Tim Palmer
	President and Chief Executive Officer	Title:	Vice President

Signature Page to First Amendment To Credit Agreement

General Consent and Reaffirmation

Each of the undersigned guarantors of, and/or third party pledgors having pledged property securing, all indebtedness of Lifecore Biomedical, LLC hereby:  (i) consents to the foregoing First Amendment to Credit Agreement dated as of August 9, 2010; (ii) reaffirms its obligations under its respective guaranty, security agreement and/or pledge agreement; (iii) reaffirms its waivers of each and every one of the defenses to such obligations as set forth in its respective guaranty, security agreement and/or pledge agreement; and (iv) reaffirms that its obligations under its respective guaranty, security agreement and/or pledge agreement are separate and distinct from the obligations of any other party under such First Amendment to Credit Agreement, the Credit Agreement referred to therein and the other Loan Documents (as defined in the Credit Agreement).

Agreed and Acknowledged as of August 9, 2010:

Lifecore Biomedical, Inc.		Apio, Inc.

By:	/s/ Dennis J. Allingham	By:	/s/ Gary T. Steele
	Dennis J. Allingham		Gary T. Steele
	President/Secretary		Secretary

Cal Ex Trading Company		Landec AG, LLC

By:	/s/ Gary T. Steele	By:	/s/ Gary T. Steele
	Gary T. Steele		Gary T. Steele
	Secretary		President/Chief Executive Officer

Landec Corporation

By:	/s/ Gary T. Steele
Gary T. Steele
President/Chief Executive Officer/ Chairman of the Board

Signature Page to General Consent and Reaffirmation

Exhibit A
to First Amendment to Credit Agreement

Exhibit B-1

Form of Compliance Certificate
(Lifecore Biomedical, LLC)

To:	Caroline Peyton
Wells Fargo Bank, National Association

Date:	__________________, 201__

Subject:	Lifecore Biomedical, LLC

Financial Statements

In accordance with our Credit Agreement, dated as of April 30, 2010 (the “Credit Agreement”), attached are the financial statements of Lifecore Biomedical (the “Borrower”) as of and for ________________, 20___ (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”).  All terms used in this certificate have the meanings given in the Credit Agreement.

I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Companies’ financial condition as of the date thereof.

Events of Default.  (Check one):

☐	The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement except as previously reported in writing to Bank.

☐
The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported in writing to Bank and attached hereto is a statement of the facts with respect to thereto.  Borrower acknowledges that Bank may impose the Default Rate at any time during the resulting Default Period.

Financial Covenants.  I further hereby certify as follows:

1.          Minimum Net Income After Taxes. Pursuant to Section 6.3(a)(i)(A) of the Credit Agreement, as of the Reporting Date, the Companies’ Net Income After Taxes, measured on a trailing four quarter basis (other than the four quarters ending August 31, 2010), was $___________ which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than $1.00 for the four fiscal quarters then ended.

2.          Minimum Net Income After Taxes. Pursuant to Section 6.3(a)(i)(B) of the Credit Agreement, as of the Reporting Date, the Companies’ Net Income After Taxes, measured for the fiscal quarter ended August 31, 2010, was $___________ which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than $500,000 for the fiscal quarter then ended.

3.          Minimum Net Income After Taxes.  Pursuant to Section 6.3(a)(i)(C) of the Credit Agreement, as of the Reporting Date, the Companies’ ☐ did not have ☐ had Net Income After Taxes less than or equal to $1.00 for two (2) consecutive fiscal quarters during the four fiscal quarters then ended.

4.          Minimum Quick Ratio. Pursuant to Section 6.3(a)(ii) of the Credit Agreement, as of the Reporting Date, the Companies’ Quick Ratio was _____ : 1.0 which ☐ satisfies ☐ does not satisfy the requirement that ratio must not be less than (i) 1.1 to 1.0 for each fiscal quarter ending from the Closing Date through and including the fiscal quarter ending May 31, 2011 and (ii) 1.25 to 1.0 for each fiscal quarter ending thereafter.

5.Fixed Charge Coverage Ratio. Pursuant to Section 6.3(a)(iii) of the Credit Agreement, the Companies’ Fixed Charge Coverage Ratio for the four fiscal quarters ending on the Reporting Date, was ____ : 1.0, which ☐ satisfies ☐ does not satisfy the requirement that such ratio be not less than _____ : 1.0 during such period as set forth in table below:

Period(s) Ending	Fixed Charge Coverage Ratio shall not be less than:
Fiscal quarters ending November 30, 2010 through and including May 31, 2011	1.20 to 1.0
August 31, 2011	1.30 to 1.0
November 30, 2011	1.40 to 1.0
February 29, 2012 and each fiscal quarter ending thereafter	1.50 to 1.0

6.          Capital Expenditures. Pursuant to Section 6.3(a)(iv) of the Credit Agreement, the Companies have expended $__________________ in the aggregate during the last full fiscal year, ending May 31, 201___, for Capital Expenditures, which ☐ satisfies ☐ does not satisfy the requirement that such expenditures not exceed $3,000,000 in the aggregate during such year.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above.  These computations were made in accordance with GAAP (except for the computation of Net Income to the extent Net Income is determined without giving effect to the amounts deducted arriving in such Net Income as set forth in the proviso of such definition).

Lifecore Biomedical, LLC

By
Its	Chief Financial Officer

Exhibit B
to First Amendment to Credit Agreement

Exhibit B-2

Form of Compliance Certificate
(Landec Corporation)

To:	Caroline Peyton
Wells Fargo Bank, National Association

Date:	__________________, 201__

Subject:	Lifecore Biomedical, LLC

Financial Statements

In accordance with that certain Credit Agreement, dated as of April 30, 2010 (the “Credit Agreement”) between Lifecore Biomedical, LLC (the “Borrower” and Wells Fargo Bank, National Association (“Bank”), attached are the consolidated financial statements of Landec Corporation (the “Parent”) as of and for ________________, 20___ (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”).  All terms used in this certificate have the meanings given in the Credit Agreement.

I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present Parent’s consolidated financial condition as of the date thereof.

Financial Covenants. I further hereby certify as follows:

1.          Minimum Net Income After Taxes. Pursuant to Section 6.3(b)(i) of the Credit Agreement, as of the Reporting Date, the Net Income after taxes of Parent and its Subsidiaries, measured on a trailing four quarter basis, was $___________ which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than $1.00 for the four fiscal quarters then ended.

2.          Leverage Ratio.  Pursuant to Section 6.3(b)(ii) of the Credit Agreement, as of the Reporting Date, the ratio of Funded Debt of Parent and its Subsidiaries as of the Reporting Date to EBITDA of Parent and its Subsidiaries for the four fiscal quarters of Parent and its Subsidiaries ending on the Reporting Date, was ____ : 1.0, which ☐ satisfies ☐ does not satisfy the requirement that such ratio be not greater than 2.0 to 1.0.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

Landec Corporation

By
Its	Chief Financial Officer

Exhibit C
to First Amendment to Credit Agreement

Form of
Addendum to Promissory Note (Swap Agreement Adjustments)

Execution Copy

ADDENDUM TO PROMISSORY NOTE
(SWAP AGREEMENT ADJUSTMENTS)

THIS ADDENDUM is attached to and made a part of that certain promissory note executed by LIFECORE BIOMEDICAL, LLC (“Borrower”) and payable to WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”), or order, dated April 30, 2010, in the original principal amount of Twenty Million Dollars ($20,000,000.00) (the “Note”).

The following provisions are hereby incorporated into the Note to reflect the interest rate adjustments agreed to by Bank and Borrower in connection with any interest rate swap agreement entered into in connection with this Note:

SWAP AGREEMENT PROVISIONS:

Notwithstanding anything to the contrary set forth herein, at any time during which an interest rate swap confirmation between Borrower and Bank (a “Swap Confirmation”) is in effect with respect to all or a portion of the principal balance outstanding under this Note, the following revisions to this Note shall be in effect with respect to that portion of the principal balance outstanding under this Note which is subject to the Swap Confirmation (the “Swap Portion”), but not with respect to any portion of the principal balance outstanding under this Note which is not subject to the Swap Confirmation:

(a)	With respect to the Swap Portion, no Daily Three Month LIBOR Rate interest option shall be available hereunder.

(b)	With respect to the Swap Portion, the definition of “Fixed Rate Term” shall be amended and restated to read as follows:

“Fixed Rate Term” means a period of one (1) month during which the Swap Portion bears interest determined in relation to LIBOR, with the understanding that (i) the initial Fixed Rate Term shall commence on the later of (A) the effective date stated on the Swap Confirmation and (B) the date this Note is initially disbursed and shall continue up to, but shall not include, the first day of the next occurring calculation period designated in the Swap Confirmation, (ii) there shall be successive Fixed Rate Terms thereafter, each of which shall commence automatically, without notice to or consent from Borrower, and run concurrently with the calculation period designated in the Swap Confirmation and (iii) if, on the first day of the last Fixed Rate Term applicable hereto the remaining term of this Note is less than one (1) month, said Fixed Rate Term shall be in effect only until the scheduled maturity date hereof, except that if the scheduled maturity date hereof is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

(c)	The Swap Portion shall be in an amount equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000.00).

Borrower understands and acknowledges that each Swap Confirmation constitutes an independent agreement between Borrower and Bank and that nothing contained in this Note shall be construed as amending or modifying any such Swap Confirmation or be interpreted in any way as inferring or creating an obligation on the part of Bank to amend or modify such Swap Confirmation, based on any action that may be taken by Borrower in respect of this Note.  Further, Borrower acknowledges that Borrower is responsible for verifying the terms of any Swap Confirmation into which it enters; understands the effect of a Swap Confirmation having payment dates that do not concur exactly with the payment dates of this Note; and agrees that any Swap Confirmation may still be considered in effect with respect to any principal portion of this Note even if the payment dates thereon do not concur exactly with the payment dates of this Note.

[Signatures on Next Page]

IN WITNESS WHEREOF, this Addendum has been executed as of August 9, 2010.

LIFECORE BIOMEDICAL, LLC, a Minnesota limited liability company

By:	/s/ Dennis J. Allingham
Dennis J. Allingham
President and Chief Executive Officer

ACCEPTED AND AGREED:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Tim Palmer
	Name:	Tim Palmer
	Title:	Vice President

Signature Page to Addendum To Promissory Note
(Swap Agreement Adjustments)